UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): January 31, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders

On January 31, 2013, the Board of Directors of FOCUS GOLD CORPORATION, a Nevada corporation (the “Corporation”) approved resolutions that make and/or will lead to material modifications to the rights of the Corporation’s security holders. The text of these resolutions are set forth below.

RESOLVED, that the Corporation approves, ratifies, and confirms the grant of stock options to members of the management to advance the best interests of the Corporation by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Corporation, thereby encouraging them to maintain their relationships with the Corporation, as follows.

Gordon F. Lee, Chief Executive Officer and Director, is awarded a 5 year option to purchase up to 2,000,000 shares of common stock at an exercise price of $.12 per share, being 20% above the Closing Price of the Corporation’s common stock on January 28, 2013 (the “Lee Options”) with vesting of the option to purchase, if at all, being contingent on all of the following. (1) Mr. Lee remains an officer or director of the Corporation; (2) the Corporation’s common stock closes above $1.00 per share for 10 consecutive trading days on volume of 50,000 shares per day; and (3) the Corporation completes an offering of its securities that provides gross proceeds to the Corporation in excess of $5,000,000 or the Corporation completes an acquisition prior to February 28, 2013 that increases the tangible book value of the Corporation in excess of $5,000,000.

Richard O. Weed, Secretary and Director, is awarded a 5 year option to purchase up to 1,000,000 shares of common stock at an exercise price of $.12 per share, being 20% above the Closing Price of the Corporation’s common stock on January 28, 2013 (the “Weed Options”) with vesting of the option to purchase, if at all, being contingent on all of the following. (1) Mr. Weed remains an officer or director of the Corporation; (2) the Corporation’s common stock closes above $1.00 per share for 10 consecutive trading days on volume of 50,000 shares per day; and (3) the Corporation completes an offering of its securities that provides gross proceeds to the Corporation in excess of $5,000,000 or the Corporation completes an acquisition prior to February 28, 2013 that increases the tangible book value of the Corporation in excess of $5,000,000.

WHEREAS, Weed & Co. LLP and Six Eighteen Corporation are creditors of the Corporation and are willing to accept shares of the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock in exchange for the debt owed at December 31, 2012.

RESOLVED, that the Corporation shall deliver shares of the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock in exchange for the debt owed as follows:

$85,020 owed to Weed & Co. LLP at December 31, 2012 shall be exchanged for 850.20 shares of the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock;

The $77,159.80 Judgment dated August 20, 2012 against the Corporation in favor of Six Eighteen Corporation shall be exchanged for 1,000 shares of the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock.

RESOLVED, that the Corporation shall recommend to the shareholders of the Corporation the following:

RESOLVED, that the Corporation shall amend the Corporation’s Articles of Incorporation as follows:

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"Section 1. Capital Stock" of the Additional Articles attached and filed with the Corporation's Articles of Incorporation on December 23, 2005 is amended to read:

The total number of shares of stock which the Corporation shall have authority to issue is: One Billion One Hundred Million (1,100,000,000) of which stock One Billion (1,000,000,000) shares of the par value of $.00001 each shall be common stock and of which One Hundred Million (100,000,000) shares of the par value of $.00001 each shall be preferred stock. Further, the board of directors of this Corporation, by resolution only and without further action or approval, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The Certificate of Designations, Preferences, and Rights of the Corporation’s Series A Preferred Stock consisting of Three Million (3,000,000) shares and the Corporation’s Series B Non-Voting 6% Convertible Preferred Stock consisting of Seven Million (7,000,000) shares filed with the Nevada Secretary of State on October 19, 2012 are incorporated herein by reference and remain in full force and effect.”

Item 8.01 Other Events

The trading symbol for the Corporation’s common stock was changed to FGLDD on January 14, 2013 to reflect to 1:20 reverse split of the Corporation’s common stock. FINRA announced the 1:20 reverse split in the Daily List published on January 11, 2013 and the corporate action took effect at the open of business on January 14, 2013. The new symbol on that date became FGLDD. A “D” was appended as the 5th character for 20 business days including the effective date. Accordingly, the symbol for the Corporation’s common stock will return to FGLD during the week ending February 15, 2013.

The Corporation’s transfer agent is Securities Transfer Corporation located at 2591 Dallas Parkway, Ste. 102, Frisco, TX 75034. The telephone number is 469-633-0101.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: February 5, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
President

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